UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 8, 2015

Turbine Truck Engines, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004
(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 1.01 Entry Into a Material Agreement.

On June 3, 2015, Turbine Truck Engines, Inc. (“TTE” or “the Company”) signed and executed a Consulting Services Agreement with Justin Dean, an individual, to retain Mr. Dean as the Project and Program Manager for Phase 1 of TTE’s product development of its Gas-to-Liquid (“GTL”) Process technology for converting Methane and Oxygen Gas into Methanol Liquid. This agreement further defines Mr. Dean’s responsibilities to include Conceptual Design Analysis, Product Development Analysis, Product Commercialization Analysis, Business Plan Analysis, Product Application Analysis, and Industry Use & Application Analysis.

Mr. Dean has over 20 years of Project and Program Management on 6 continents in the oil/gas, power/utilities and space travel/exploration industries designing and implementing large process application/solutions in the areas of Electrical/Electronics, Power Systems Engineering, Process Control and Automation. In 2013, Justin Dean founded Sahoma Controlware, an Engineering Design & Systems Integration Company in Oklahoma City, which provides its Oil/Gas, Water/Wastewater and Power/Utility industry clients with the expertise to analyze, design and install systems, processes and facilities to optimize operational efficiencies, cost controls and site production.

The contract price for the Justin Dean Consulting Services Agreement, dated June 3, 2015, is Two Hundred Fifty Thousand (250,000) Rule 144 common shares of the Company’s authorized shares.

Item 9.01 Financial Statements and Exhibits.

10.1	Consulting Services Agreement, dated June 3, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: June 8, 2015	By:	/s/ Chris David
Chris David
President